SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (date of earliest event reported):
                                  May 25, 2000

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

       1-13817                                           11-2908692
 (Commission File Number)                   (IRS Employer Identification Number)


             777 Post Oak Boulevard, Suite 800, Houston, Texas 77056
              (Address of Principal Executive Offices and Zip Code)

                                 (713) 621-7911
              (Registrant's Telephone Number, Including Area Code)


                           __________________________
                                (Former Address)


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ITEM  5.  OTHER  EVENTS.

Bankruptcy  Filing  of  ITS  Supply  Corporation
------------------------------------------------

     On May 25, 2000, Boots & Coots International Well Control, Inc. (the "Company"), announced that one of its wholly-owned subsidiaries, ITS Supply
Corporation ("`ITS''), had filed for protection under Chapter XI of the U.S. Bankruptcy Code in Corpus Christi, Texas on May 18, 2000. The filing of the ITS Chapter XI bankruptcy proceedings does not affect the operations of the Company or any of its other subsidiaries. There exists one subordinated partial guaranty, issued by the Company, of amounts owing to a portion of one ITS trade creditor. The $1,500,000 guaranty is subordinated to payment in full of all senior debt of the Company in accordance with the terms of the subordinated guaranty. The Company does not presently anticipate paying any portion of that subordinated guaranty. Boots & Coots has elected to focus its capabilities and resources, in the current reviving oil and gas sector, on those elements that are core to its business. ITS expects to file a plan with the court for reorganization in accordance with time schedules provided for by the bankruptcy code. ITS' operating subsidiaries are not included in the Chapter XI filing. Operations of these subsidiaries are not expected to be impacted by the filing.

     For the year ended December 31, 1999 (unaudited), ITS had revenues of approximately $11,300,000 and a net loss of approximately <$1,800,000>. ITS had losses of approximately <$230,000> for the year ended December 31, 1998. ITS' outsource purchasing and logistics business unit was severely impacted by the sharp drop in oil and gas prices and significantly fewer new international projects in the third quarter 1999, which resulted in reduced demand for ITS' ongoing services. As of the filing date, ITS had total liabilities of approximately $7,800,000.

     The Company has continued to keep its lenders informed of the circumstances which resulted in the Chapter XI filing by ITS. The Company is currently in the process of completing the documentation required for the acquisition by Foothill Capital Corporation of the existing senior credit indebtedness presently led by Comerica Bank-Texas, as previously announced.

     A  copy  of  the press release issued by the Company is attached as Exhibit
99.1  to  this  Form  8-K.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(c)  Exhibits.  The  following  exhibits  are  filed  herewith:

     99.1     Press  Release  dated  May  25,  2000.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Boots & Coots International Well Control, Inc. (Registrant)

Date:  May  26,  2000               By:  /s/  Larry  H.  Ramming
                                       -------------------------
                                              Larry  H.  Ramming
                                              Chief  Executive  Officer


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